SECOND AMENDMENT TO PURCHASE AND SALE

THIS SECOND AMENDMENT TO PURCHASE AND SALE AGREEMENT (the “Amendment”) is made this 28th day of July, 2010, by and between GRUBB & ELLIS EQUITY ADVISORS, LLC, a Delaware limited liability company (“Buyer”) and the following parties: WHITE OAKS REAL ESTATE INVESTMENTS, LLC, a Missouri limited liability company (“White Oaks CG”), WHITE OAKS REAL ESTATE INVESTMENTS OF JOPLIN LLC, a Missouri limited liability company (“White Oaks Joplin”), WHITE OAKS REAL ESTATE INVESTMENTS OF COLUMBIA LLC, a Missouri limited liability company (“White Oaks Columbia”), and WHITE OAKS REAL ESTATE INVESTMENTS OF GEORGIA LLC, a Georgia limited liability company (“White Oaks Athens”). As the context requires, each of White Oaks CG, White Oaks Joplin, White Oaks Columbia and White Oaks Athens individually are generically referred to herein as a “Seller”, and collectively are referred to herein as “Seller”.

WITNESSETH

A. Seller and Purchaser are parties to that certain Purchase and Sale Agreement dated June 18, 2010, as amended pursuant to that First Amendment to Purchase and Sale dated July 22, 1010, relating to four (4) properties, three of which are located in the State of Missouri and one of which is located in the State of Georgia, and the other property described therein relating thereto (collectively the “Agreement”).

B. Seller and Purchaser desire to amend the Agreement as provided in this Amendment.

NOW THEREFORE, in consideration of the mutual covenants and agreements contained herein, the parties hereto, intending to be legally bound hereby, agree as follows:

1. CLOSING DATE. As used in the Agreement, the term “Closing Date” with respect to the CG Property shall mean August 16, 2010, with respect to the Joplin Property shall mean August 31, 2010 and with respect to the Athens Property shall mean October 29, 2010, all subject to the extension set forth in Section 10 of the Agreement.

2. COLUMBIA PROPERTY.

Section 27 of the Agreement is hereby deleted in its entirety and replaced with the following:

“Section 27. Columbia Closing. Buyer and Seller agree that the purchase of the Columbia Property will not be consummated at Closing. The purchase of the Columbia Property shall be consummated on the “Columbia Closing Date”, which shall be the later of (i) November 15, 2010, or (ii) thirty (30) days after the expiration of the “Columbia Due Diligence Period” as defined herein. Buyer shall not be obligated to purchase the Columbia Property unless and until the long term acute care hospital operated therefrom first establishes Earnings Before Interest, Taxes, Depreciation and Amortization (EBITDAR) coverage of at least two (2) times the monthly rent for such location, as such rent is described in the Master Lease (the “Rent Coverage Contingency”). When Seller’s operation from the facility located on the Columbia Property satisfies the Rent Coverage Contingency, Seller shall notify Buyer of same in writing. Upon Buyer’s receipt of such notice, it shall have thirty (30) days to examine the title to and condition of the Columbia Property pursuant to Section 6 of this Agreement (the “Columbia Due Diligence Period”), and Buyer shall have all rights relative to the Columbia Property as set forth in Section 6 during the Columbia Due Diligence Period, including without limitation the unconditional right, for any reason or no reason, to terminate this Agreement with respect to the Columbia Property by giving written notice thereof to Seller before the expiration of said Columbia Due Diligence Period, in which event Buyer shall receive a refund of the Columbia Earnest Money (which right shall survive such termination), and all rights, liabilities and obligations of the parties under this Agreement with respect to the Columbia Property shall expire, except as otherwise expressly set forth herein. Provided Buyer does not terminate the Agreement relating to the Columbia Property during said Columbia Due Diligence Period due to such a material change to the Columbia Property, Buyer shall consummate the purchase of the Columbia Property on the Columbia Closing Date. In the event that the long-term acute care hospital operated from the Columbia Property does not satisfy the Rent Coverage Contingency on or before October 30, 2011, then Buyer shall elect either (i) not to purchase the Columbia Property, or (ii) to purchase the Columbia Property despite the fact that the Rent Coverage Contingency has not been satisfied. Buyer shall make such election in writing to Seller on or before November 30, 2011, in which event the Columbia Closing Date shall be on a mutually acceptable date during December, 2011. Buyer also may elect to consummate the Columbia Closing on any date after October 30, 2010 and prior to December 31, 2011 even if the Rent Coverage Contingency has not been satisfied.

Notwithstanding any language contained in this Agreement to the contrary, this secondary closing shall not limit the application of the covenants and conditions contained in the Agreement as relates to any of the Property, including but not limited to the Columbia Property; however, where applicable, the term “Closing” shall be deemed to refer to the “Columbia Closing” as it relates to the Columbia Property and this secondary closing.”

3. MISCELLANEOUS. As amended by this Amendment, the parties hereto agree that the Agreement remains in full force and effect. This Amendment may be executed in multiple counterparts, each counterpart being executed by less than all of the parties hereto, and shall be equally effective as if a single original had been signed by all parties; but all such counterparts shall be deemed to constitute a single agreement, and this Amendment shall not be or become effective unless and until each of the signatory parties below has signed at least one such counterpart and caused the counterpart so executed to be delivered to the other party.

Signatures follow on the next page.

SELLERS’ SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

SELLERS:

“WHITE OAKS CG”:

WHITE OAKS REAL ESTATE INVESTMENTS, LLC,
a Missouri limited liability company

By: /s/ William K. Kapp
Name: William K. Kapp
Title: President
Date July 29, 2010

“WHITE OAKS JOPLIN”:

WHITE OAKS REAL ESTATE INVESTMENTS
OF JOPLIN, LLC

a Missouri limited liability company

By: White Real Estate Investments, LLC
Its: Managing Member

By: /s/ William K. Kapp
Name: William K. Kapp
Title: President

Date July 29, 2010

“WHITE OAKS COLUMBIA”:

WHITE OAKS REAL ESTATE INVESTMENTS
OF COLUMBIA, LLC

a Missouri limited liability company

By: White Real Estate Investments, LLC
Its: Managing Member

By: /s/ William K. Kapp
Name: William K. Kapp
Title: President

Date July 29, 2010

“WHITE OAKS ATHENS”:

WHITE OAKS REAL ESTATE INVESTMENTS
OF ATHENS, LLC

a Georgia limited liability company

By: White Real Estate Investments, LLC
Its: Managing Member

By: /s/ William K. Kapp
Name: William K. Kapp
Title: President

Date July 29, 2010

BUYER’S SIGNATURE PAGE

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first set forth above.

BUYER:

“BUYER”:

GRUBB & ELLIS EQUITY ADVISORS, LLC,
A Delaware limited liability company

By: /s/ Andrea R. Biller
Name: Andrea R. Biller
Title: Executive Vice President
Date: July 29, 2010